Exhibit 31.1
CERTIFICATION

I, Glenn Darden, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Quicksilver Resources Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 25, 2010

/s/ Glenn Darden
Glenn Darden
President and Chief Executive Officer